Exhibit 10(g)

                        CBRL GROUP, INC.

            AMENDED AND RESTATED STOCK OPTION PLAN

     (Formerly, the Cracker Barrel Old Country Store, Inc.
          Amended and Restated Stock Option Plan)

Cracker Barrel Old Country Store, Inc. ("Cracker Barrel"), CBRL Acquisition Corp. ("Acquisition Corp.") and CBRL Group, Inc. (the "Company") entered into a Plan of Merger, dated as of October 9, 1998 (the "Plan of Merger") pursuant to which Acquisition Corp., a wholly-owned subsidiary of the Company, was merged with and into Cracker Barrel (the "Merger"). The purpose of the Merger was to create a holding company structure within which Cracker Barrel's business will be conducted as a wholly-owned subsidiary of the Company. At the effective date of the Merger, each share of common stock of Cracker Barrel was converted by operation of law into one share of common stock of the Company.

Following the Merger, each outstanding option to purchase shares of common stock of Cracker Barrel pursuant to the Cracker Barrel Old Country Store, Inc. Amended and Restated Stock Option Plan continues outstanding as an option to purchase the same number of shares of common stock of the Company, upon the same terms and conditions as were applicable immediately prior to the effective date of the Merger and without any further action on the part of the option holder.

The entire text of the Plan following the effective date of the Merger, and as now amended and restated to make certain conforming changes, is as follows:

1. Name and Purpose. The purpose of this Plan, which shall be known as the "CBRL Group, Inc. Amended and Restated Stock Option Plan" is to provide a means whereby the Company may, through the grant of Options to purchase Common Stock of the Company, attract and retain qualified individuals (including officers and directors who are also employees) and motivate those employees to exert their best efforts on behalf of the Company and its Subsidiaries.

2. Definitions. For purposes of this Plan, the following terms when capitalized shall have the meaning designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun shall mean or include the feminine and the singular shall include the plural:

(a) "Board" means the Board of Directors of the Company.

(b) "Common Stock" means Common Stock of the Company having a par value of 01/100 ($.01) dollars.

(c) "Disability" means disabled within the meaning of Section
22(e)(3) of the Internal Revenue Code.

(d) "Effective Date" means the date on which this Plan, in its present form, was approved by the Shareholders, November 25, 1997.

(e) "Fair Market Value" of the Common Stock of the Company shall be the last reported sale price of the Common Stock as reported by The Nasdaq National Market ("Nasdaq") on the day preceding the day of the grant of the Option, and if such date is not a trading day, then the last reported sale price of the last trading day immediately preceding the day of the grant of the Option.

(f) "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended.

(g) "Option" means a stock option granted pursuant to the Plan.

(h) "Optionee" means any employee who receives Options granted under this Plan as well as the holder of any Options granted under this Plan prior to the Effective Date.

(i) "Parent" means a parent corporation as defined in Section
424(e) and (g) of the Internal Revenue Code.

(j) "Plan" means the CBRL Group, Inc. Amended and Restated Stock
Option Plan.

(k) "Retirement" means an employee who terminates his employment relationship with the Company at such time when such employee's age is at least 55 years, and the employee has 7 years tenure with the Company or longer. Retirement specifically excludes severance agreements with the Company or termination for Just Cause.

(l) "Shareholders" means the holders of the outstanding shares of the Company's Common Stock.

(m) "Subsidiary" means an affiliated employer during any period that 50% or more of its common stock or, in the case of a partnership, 50% or more of the capital interest thereof is owned directly or indirectly by the Company or during any period that it is a member with the Company in a controlled group of corporations or is otherwise under common control with the Company within the meaning of Section 414(b) and (c) of the Internal Revenue Code.

(n) "Just Cause" means matters which, in the judgment of the Committee, constitute any one or more of the following:

(i) Intoxication while on duty.

(ii) Theft or dishonesty in the conduct of the Company's business.

(iii) Willful neglect or negligence in the management of the Company's business.

(iv) Conviction of a crime involving moral turpitude.

3. Administration.

(a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of two or more non-employee directors. Eligibility requirements for members of the Committee shall conform with Rule 16(b)-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, or any successor rule or regulation. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan.

(b) The Company shall grant to employees chosen by the Committee to participate in the Plan Options under, and in accordance with, the provisions of the Plan. Each Option granted shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with this Plan.

(c) Without limiting the generality of the foregoing, the Committee shall have full and final authority in its discretion to interpret provisions of the Plan, to determine from time to time the individuals in the eligible group to whom the Options shall be granted and the number of shares to be covered by each proposed Option; to determine the purchase price of the shares covered by each Option and the time or times at which Options shall be granted; to interpret the Plan; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; and to make all other determinations necessary or advisable for the administration of the Plan.

4. Eligibility. The persons eligible to participate in the Plan as recipients of Options shall include the employees of the Company or of any Subsidiary of the Company (hereinafter called "employees"). The word "employees" does not include Directors of the Company as such, but does include Directors of the Company who are otherwise employed by the Company. Nothing contained in this Plan, nor in any Option granted pursuant to the Plan, shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary nor limit in any way the right of the Company or any Subsidiary to terminate his employment at any time.

5. Shares Subject to the Plan.

(a) The shares to be delivered by the Company upon exercise of options granted under this Plan are authorized and unissued shares of Common Stock.

(b) The aggregate number of shares of Common Stock which may be sold pursuant to options granted under this Plan shall not exceed 17,525,702 shares; subject, however, to the adjustment provided in Paragraph 9 in the event of stock splits, stock dividends, exchanges of shares, or the like occurring after the Effective Date. No Option may be granted under this Plan which could cause such maximum limit to be exceeded.

(c) Shares of Common Stock covered by an option which is no longer exercisable shall again be available for sale pursuant to a grant of Options under this Plan.

6. Terms of Options. The Options granted under this Plan shall contain the following terms and conditions:

(a) Option Price. The Option price per share of Common Stock shall be equal to the Fair Market Value of the Company's Common
Stock on the date specified by the Committee.

(b) Time and Issuance of Options. From time to time the Committee shall select from among those who are then eligible, the individuals to whom Options shall be granted and shall determine the number of shares to be covered by each Option. Each individual thus selected shall, at such time as the Committee shall determine, be granted an Option with respect to the number of shares of Common Stock thus determined. The recommendation or selection of an employee as a participant in any grant of Options under the Plan shall not be deemed to entitle the employee to such Option prior to the time when it shall be granted by the Committee; and the granting of any Option under the Plan shall not be deemed either to entitle such employee to, or to disqualify such employee from, any participation in any other grant of Options under the Plan. In making any determination as to individuals to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan.

(c) Period Within Which Option May be Exercised. Each Option granted under the Plan shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period.

(d) Transferability. The Committee shall determine whether Options granted under this Plan may be assigned or transferred by the Optionee and, if an option is transferable, the Committee shall be authorized to restrict transferability to certain persons or classes of persons. In the event of death of an Optionee, Options shall be transferable by will by the laws of descent and distribution.

(e) Amendment of the Option. Material amendments to an outstanding Option require approval by the Committee and must be agreed upon by the Optionee.

(f) Termination of Service. If an Optionee's employment with the Company is terminated, then the Optionee shall have the following time periods within which to exercise unexercised Options or portions of the options held by that Optionee in the following described circumstances:

(i) Exercise in the Event of Death or Disability. If an Optionee shall die (i) while an employee of the Company or of a Subsidiary or (ii) within 90 days after termination of his employment with the Company or a Subsidiary, other than for termination for Just Cause, his Option may be exercised, to the extent that the Optionee shall have been entitled to do so at the date of his termination of employment, by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, for a period of one year after the date of the Optionee's death, but in no event later than the expiration date. In the event an Optionee's employment with the Company is terminated as a result of Disability, the Optionee may exercise options, to the extent the Optionee was entitled to do so at the date of his termination of employment for a period of one year, but in no event later than the expiration date of the Option.

(ii) Exercise in the Event of Termination of Employment. If an Optionee's employment by the Company or a Subsidiary shall terminate for any reason other than Disability, Retirement, death or Just Cause, he may exercise his Option, to the extent that he may be entitled to do so at the date of the termination of his employment, at any time, or from time to time, for a period of 90 days after the date of termination, but in no event later than the expiration date of the Option. Whether authorized leave of absence for military or governmental service shall constitute termination of employment for purposes of this Plan shall be determined by the Committee. In the event an Optionee's employment with the Company or any Subsidiary is terminated for Just Cause, the Option shall terminate as of the date of the employee's termination and will no longer be exercisable.

(iii) Exercise in the Event of Retirement. If an Optionee ceases to be an employee by reason of Retirement, the former employee may exercise Options, to the extent the Optionee was entitled to do so at the date of termination at any time during the remaining life of the Option, but in no event later than the expiration date of the Option.

(g) Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such stock certificate, except as provided in Paragraph 9.

(h) Partial Exercise. Unless otherwise provided in the option agreement, any exercise of an Option granted under this Plan may be made in whole or in part.

7. Exercise of Options. The Committee expressly reserves the right to determine the manner in which Options may be exercised pursuant to this Plan. The Committee, in its discretion, may determine the manner in exercising Options as of the date of the Option grant and inform Optionees in the written agreement required under this Plan. The manner of exercising Options may vary from grant to grant, within the discretion of the Committee.

An Option granted under this Plan may be exercised by written notice to the Company, signed by the Optionee, or by such other person as is entitled to exercise such Option. The notice of exercise shall be delivered to the Company at its principal office, shall state the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option price for such shares in cash, by surrender of fully-paid shares of Company Common Stock or by certified check to the Company. Upon the exercise of an Option and full payment thereof, the Company shall deliver or cause to be delivered, as soon as practicable, to the Optionee exercising his Option a certificate or certificates for the number of shares of stock with respect to which the Option is so exercised. The shares of stock shall be registered in the name of the exercising Optionee or in such name jointly with him as he may direct in the written notice of exercise referred to in this paragraph. It shall be a condition to the obligation of the Company to issue or transfer shares of stock upon exercise of an Option by delivery of shares that the Optionee pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold Federal, state or local income or other taxes incurred by reason of the exercise of such Option or the transfer of shares thereupon. If the amount requested is not paid, the Company may refuse to issue or transfer shares of stock upon exercise of the Option. All shares purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

8. Previously Granted Options. All Options previously granted shall remain outstanding and effective after the Effective Date and shall be subject to all terms and conditions of this Plan, as amended and restated, with respect to such outstanding Options and such terms and conditions as may be set forth in the relevant stock option agreements. If the terms and conditions of any stock option agreements granted prior to the Effective Date are different from this Plan, the terms and conditions contained in such option agreements shall remain effective. Hereafter, the Plan and the relevant stock option agreements granted hereunder shall govern all option grants.

9. Adjustments to Reflect Capital Changes. The following adjustments shall be made to reflect changes in the capitalization of the Company:

(a) Recapitalization. The number and kind of shares subject to outstanding Options, the exercise price for such shares, and the number and kind of shares available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options outstanding under the Plan. The Committee shall have the power to determine the amount of the adjustment to be made in each case.

(b) Certain Reorganizations. After any reorganization, merger or consolidation in which the Company is not the surviving corporation, each Optionee shall, at no additional cost, be entitled to exercise all of his Options, whether vested or not, and upon any exercise of an Option to receive (subject to any required action by shareholders), in lieu of the number of shares of the Common Stock exercisable pursuant to such Option, the number and class of shares of stock or other securities to which such Optionee would have been entitled pursuant to the terms of the reorganization, merger or consolidation had such Optionee been the holder of record of a number of shares of stock equal to the total number of shares covered by such Option. Comparable rights shall accrue to each Optionee in the event of successive reorganizations, mergers or consolidations of the character described above.

(c) Acceleration. In the event of change of control as defined herein, any outstanding Options shall be immediately exercisable (without regard to any limitation imposed by the Plan or the Board at the time the Option was granted, which permits all or any part of the Option to be exercised only after the lapse of time), and will remain exercisable until the expiration date of the Options.

(i) A "change of control" shall be deemed to have occurred if:

(1) without prior approval of the Board, any "person" becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

(2) without prior approval of the Board, as a result of, or in connection with, or within two years following, a tender or exchange offer for the voting stock of the Company, a merger or other business combination to which the Company is a party, the sale or other disposition of all or substantially all of the assets of the Company, a reorganization of the Company, or a proxy contest in connection with the election of members of the Board, the persons who were directors of the Company immediately prior to any of such transactions cease to constitute a majority of the Board or of the board of directors of any successor to the Company (except for resignations due to death, Disability or normal Retirement).

(ii) A person shall be deemed the "beneficial owner" of any securities:

(1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(2) which such person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

(3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

(iii) A "person" shall mean any individual, firm, company, partnership, other entity or group.

(iv) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Action of 1934, as in effect on the date the Plan is approved by the shareholders of the Company and becomes effective.

10. Amendment and Termination of Plan. The Board may from time to time, with respect to any Common Stock on which Options have not been granted, suspend or discontinue the Plan or amend it in any respect whatsoever. This Plan is intended to comply with all applicable requirements of Rule 16b-3 or its successors under the 1934 Act, insofar as participants subject to Section 16 of that Act are concerned. To the extent any provision of the Plan does not so comply, the provision shall, to the extent permitted by law and deemed advisable by the Committee, be deemed null and void with respect to such participants.

11. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon finding of bad faith. Upon the institution of any such action, suit or proceeding, a Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

12. Right to Receive Options. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any person any right to be granted an Option, or any other right under the Plan, unless and until the Committee grants a person an Option, and then his or her rights shall be only those prescribed in the instrument evidencing the Option.

13. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan, so long as the Company acts in good faith.

14. Securities Laws. The Board shall take all necessary or appropriate actions to ensure that all option issuances and all exercises thereof under this Plan are in full compliance with all Federal and state securities laws.

15. No Obligation to Exercise Option. The grant of an Option shall impose no obligation upon any Optionee to exercise the Option.

16. Current Printing.  This document was reprinted as of October
26, 1999.